UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):  November 24, 2020

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35328	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, $0.01 par value	AEGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                                                                Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2020, Aegion Corporation (the “Company”) executed a fifth amendment (the “Fifth Amendment”) to its current credit agreement, dated October 30, 2015, as previously amended (the “Credit Facility”). The Fifth Amendment modifies the Credit Facility’s applicable financial covenant requirements to reflect the following:

●
The maximum consolidated financial leverage ratio (comparing consolidated funded indebtedness to amended Credit Facility defined consolidated EBITDA) is not to exceed 3.50 to 1.00 at December 31, 2020, 3.25 to 1.00 at March 31, 2021, and not more than 3.00 to 1.00 beginning with the quarter ending June 30, 2021; and

●
The minimum permitted consolidated fixed charge coverage ratio (comparing amended Credit Facility defined consolidated EBITDA to amended Credit Facility defined fixed charges) is not less than 1.15 to 1.00 at December 31, 2020 and will increase to 1.20 to 1.00 at March 31, 2021 and 1.25 to 1.00 beginning with the quarter ending June 30, 2021.

The Fifth Amendment also, among other things, (a) reduces certain interest rates applicable to revolving loans, the initial term loan, swing line loans, letters of credit and the commitment fee; (b) modifies the calculation of consolidated EBITDA; (c) modifies the conditions under which permitted acquisitions may be made; (d) modifies the terms on which the credit agreement will transition to a successor to the LIBOR rate; (e) modifies the terms on which restricted payments may be made; and (f) implements certain technical and other amendments.

The Company paid approximately $201,250 for arranging fees, up-front lending fees and other expenses associated with the Fifth Amendment.

The foregoing description of the Fifth Amendment is not intended to be complete and is qualified in its entirety by reference to the Fifth Amendment, a copy of which is attached as Exhibit 10.1, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 30, 2020, the Company issued a press release announcing the Fifth Amendment. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 hereto is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	The Financial exhibits are filed as part of this report.

Exhibit Number	Description

10.1	Fifth Amendment to Credit Agreement, dated November 24, 2020, among Aegion Corporation, the Guarantors party thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, and the other parties thereto, filed herewith.
99.1	Press Release of Aegion Corporation dated November 30, 2020, filed herewith.
104	Cover Page Interactive File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ Mark A. Menghini
Senior Vice President, General Counsel and Secretary

Date: December 1, 2020